Exhibit 10.6

Department of Health and Human Services
National Institutes of Health
NATIONAL INSTITUTE ON AGING

Notice of Award
FAIN# R44AG059511
Federal Award Date
05/06/2021

Recipient Information

1. Recipient Name
HESPEROS, INC.
12501 RESEARCH PKWY STE 100

ORLANDO, FL 32826

2. Congressional District of Recipient
07

3. Payment System Identifier (ID)
1472107365A1

4. Employer Identification Number (EIN)
472107365

5. Data Universal Numbering System (DUNS)
079563251

6. Recipient's Unique Entity Identifier

7. Project Director or Principal Investigator
MICHAEL L SHULER, PHD (Contact)
Sameul B. Eckert Professor Of Engineering
mshuler@hesperosinc.com
(607) 255-7577

8. Authorized Official
Nathan Post

Federal Agency Information

9. Awarding Agency Contact Information
Lesa McQueen

NATIONAL INSTITUTE ON AGING
lesa_mcqueen@nih.gov
301-496-1472

10. Program Official Contact Information
Marcel Salive
Medical Officer
NATIONAL INSTITUTE ON AGING
marcel.salive@nih.gov
301 496-5278

Federal Award Information

11. Award Number
5R44AG059511-04

12. Unique Federal Award Identification Number (FAIN)
R44AG059511

13. Statutory Authority
42 USC 241 15 USC 638 42 CFR 52

14. Federal Award Project Title
Human on a chip systems to investigate disease comorbidities common in the aged population

15. Assistance Listing Number
93.866

16. Assistance Listing Program Title
Aging Research

17. Award Action Type
Non-Competing Continuation

18. Is the Award R&D?
Yes

Summary Federal Award Financial Information

19. Budget Period Start Date 05/01/2021 **– End Date** 04/30/2022	
20. Total Amount of Federal Funds Obligated by this Action	$1,483,966
20 a. Direct Cost Amount	$1,070,737
20 b. Indirect Cost Amount	$413,229
21. Authorized Carryover	$0
22. Offset	$0
23. Total Amount of Federal Funds Obligated this budget period	$1,483,966
24. Total Approved Cost Sharing or Matching, where applicable	$0
25. Total Federal and Non-Federal Approved this Budget Period	$1,483,966
26. Project Period Start Date 04/01/2018 **– End Date** 04/30/2023	
27. Total Amount of the Federal Award including Approved Cost Sharing or Matching this Project Period	$3,417,930

28. Authorized Treatment of Program Income
Additional Costs

29. Grants Management Officer - Signature
E. C. Melvin

30. Remarks
Acceptance of this award, including the "Terms and Conditions," is acknowledged by the recipient when funds are drawn down or otherwise requested from the grant payment system.

SECTION I – AWARD DATA – 5R44AG059511-04

Principal Investigator(s):
James J Hickman, PHD
MICHAEL L SHULER (contact), PHD

Award e-mailed to: NPost@hesperosinc.com

Dear Authorized Official:

The National Institutes of Health hereby awards a grant in the amount of $1,483,966 (see "Award Calculation" in Section I and "Terms and Conditions" in Section III) to HESPEROS, INC in support of the above referenced project. This award is pursuant to the authority of 42 USC 241 15 USC 638 42 CFR 52 and is subject to the requirements of this statute and regulation and of other referenced, incorporated or attached terms and conditions.

Acceptance of this award, including the "Terms and Conditions," is acknowledged by the recipient when funds are drawn down or otherwise requested from the grant payment system.

Each publication, press release, or other document about research supported by an NIH award must include an acknowledgment of NIH award support and a disclaimer such as "Research reported in this publication was supported by the National Institute On Aging of the National Institutes of Health under Award Number R44AG059511. The content is solely the responsibility of the authors and does not necessarily represent the official views of the National Institutes of Health." Prior to issuing a press release concerning the outcome of this research, please notify the NIH awarding IC in advance to allow for coordination.

Award recipients must promote objectivity in research by establishing standards that provide a reasonable expectation that the design, conduct and reporting of research funded under NIH awards will be free from bias resulting from an Investigator's Financial Conflict of Interest (FCOI), in accordance with the 2011 revised regulation at 42 CFR Part 50 Subpart F. The Institution shall submit all FCOI reports to the NIH through the eRA Commons FCOI Module. The regulation does not apply to Phase I Small Business Innovative Research (SBIR) and Small Business Technology Transfer (STTR) awards. Consult the NIH website http://grants.nih.gov/grants/policy/coi/ for a link to the regulation and additional important information.

If you have any questions about this award, please direct questions to the Federal Agency contacts.

Sincerely yours,

E. C. Melvin
Grants Management Officer
NATIONAL INSTITUTE ON AGING

Additional information follows

Cumulative Award Calculations for this Budget Period (U.S. Dollars)

Salaries and Wages	$290,100
Fringe Benefits	$98,486
Personnel Costs (Subtotal)	$388,586
Consultant Services	$35,000
Materials & Supplies	$220,651
Travel	$22,000
Subawards/Consortium/Contractual Costs	$400,000
Publication Costs	$4,500
Federal Direct Costs	$1,070,737
Federal F&A Costs	$413,229
Approved Budget	$1,483,966
Total Amount of Federal Funds Authorized (Federal Share)	$1,483,966
TOTAL FEDERAL AWARD AMOUNT	$1,483,966
AMOUNT OF THIS ACTION (FEDERAL SHARE)	$1,483,966

SUMMARY TOTALS FOR ALL YEARS (for this Document Number)		
YR	**THIS AWARD**	**CUMULATIVE TOTALS**
4	$1,483,966	$1,483,966
5	$1,483,966	$1,483,966

Recommended future year total cost support, subject to the availability of funds and satisfactory progress of the project

Fiscal Information:

Payment System Identifier: 1472107365A1
Document Number: RAG059511B
PMS Account Type: P (Subaccount)
Fiscal Year: 2021

IC	CAN	2021	2022
AG	8470732	$1,483,966	$1,483,966

Recommended future year total cost support, subject to the availability of funds and satisfactory progress of the project

NIH Administrative Data:
PCC: 4AGERMS / **OC**: 41025 / **Released**: Melvin, E. 05/03/2021
Award Processed: 05/06/2021 12:12:00 AM

SECTION II – PAYMENT/HOTLINE INFORMATION – 5R44AG059511-04

For payment and HHS Office of Inspector General Hotline information, see the NIH Home Page at http://grants.nih.gov/grants/policy/awardconditions.htm

SECTION III – STANDARD TERMS AND CONDITIONS – 5R44AG059511-04

This award is based on the application submitted to, and as approved by, NIH on the above-titled project and is subject to the terms and conditions incorporated either directly or by reference in the following:

a. The grant program legislation and program regulation cited in this Notice of Award.
b. Conditions on activities and expenditure of funds in other statutory requirements, such as those included in appropriations acts.
c. 45 CFR Part 75.
d. National Policy Requirements and all other requirements described in the NIH Grants Policy Statement, including addenda in effect as of the beginning date of the budget period.

e. Federal Award Performance Goals: As required by the periodic report in the RPPR or in the final progress report when applicable.
f. This award notice, INCLUDING THE TERMS AND CONDITIONS CITED BELOW.

(See NIH Home Page at http://grants.nih.gov/grants/policy/awardconditions.htm for certain references cited above.)

Research and Development (R&D): All awards issued by the National Institutes of Health (NIH) meet the definition of "Research and Development" at 45 CFR Part§ 75.2**.** As such, auditees should identify NIH awards as part of the R&D cluster on the Schedule of Expenditures of Federal Awards (SEFA). The auditor should test NIH awards for compliance as instructed in Part V, Clusters of Programs. NIH recognizes that some awards may have another classification for purposes of indirect costs. The auditor is not required to report the disconnect (i.e., the award is classified as R&D for Federal Audit Requirement purposes but non-research for indirect cost rate purposes), unless the auditee is charging indirect costs at a rate other than the rate(s) specified in the award document(s).

This award is subject to the life cycle certification requirements set forth in Section 18.5.5.4 of the NIH Grants Policy Statement. Awardees are not required to submit this certification directly to NIH but must instead complete the certification, maintain it on file in accordance with the records and retention policy in Section 8.4.2 of the NIH Grants Policy Statement, and make these certifications available to Federal officials upon request.

A certification is required at the following times:

- For SBIR Phase I Awardees: At the time of receiving final payment or disbursement from the Payment Management System.
- For SBIR Phase II Awardees: Prior to receiving more than 50% of the total award amount and prior to final payment or disbursement from the Payment Management System.

If the grantee cannot complete this certification or cannot ensure compliance with the certification process, it should notify the GMO immediately. If resolution cannot be reached, the GMO will void or terminate the grant, as appropriate.

The certification form is available in fillable format at: http://grants.nih.gov/grants/forms.htm#sbir.

An unobligated balance may be carried over into the next budget period without Grants Management Officer prior approval.

This grant is subject to Streamlined Noncompeting Award Procedures (SNAP).

This award is subject to the requirements of 2 CFR Part 25 for institutions to receive a Dun & Bradstreet Universal Numbering System (DUNS) number and maintain an active registration in the System for Award Management (SAM). Should a consortium/subaward be issued under this award, a DUNS requirement must be included. See http://grants.nih.gov/grants/policy/awardconditions.htm for the full NIH award term implementing this requirement and other additional information.

This award has been assigned the Federal Award Identification Number (FAIN) R44AG059511. Recipients must document the assigned FAIN on each consortium/subaward issued under this award.

Based on the project period start date of this project, this award is likely subject to the Transparency Act subaward and executive compensation reporting requirement of 2 CFR Part 170. There are conditions that may exclude this award; see http://grants.nih.gov/grants/policy/awardconditions.htm for additional award applicability information.

In accordance with P.L. 110-161, compliance with the NIH Public Access Policy is now mandatory. For more information, see NOT-OD-08-033 and the Public Access website: http://publicaccess.nih.gov/.

In accordance with the regulatory requirements provided at 45 CFR 75.113 and Appendix XII to 45 CFR Part 75, recipients that have currently active Federal grants, cooperative agreements, and procurement contracts with cumulative total value greater than $10,000,000 must report and maintain information in the System for Award Management (SAM) about civil, criminal, and administrative proceedings in connection with the award or performance of a Federal award that reached final disposition within the most recent five-year period. The recipient must also make semiannual disclosures regarding such proceedings. Proceedings information will be made publicly available in the designated integrity and performance system (currently the Federal Awardee Performance and Integrity Information System (FAPIIS)). Full reporting requirements and procedures are found in Appendix XII to 45 CFR Part 75. This term does not apply to NIH fellowships.

Treatment of Program Income:
Additional Costs

SECTION IV – AG SPECIFIC AWARD CONDITIONS – 5R44AG059511-04

Clinical Trial Indicator: No
This award does not support any NIH-defined Clinical Trials. See the NIH Grants Policy Statement Section 1.2 for NIH definition of Clinical Trial.

In keeping with NOT-OD-06-054 (http://grants.nih.gov/grants/guide/notice-files/NOT-OD-06-054.html), as this grant has multiple Principal Investigators (PIs), although the signatures of the PIs are not required on prior approval requests submitted to the agency, the grantee institution must secure and retain the signatures of all of the PIs within their own internal processes.

This award includes funds awarded for consortium activity with the **University of Central Florida**. Consortiums are to be established and administered as described in the NIH Grants Policy Statement (NIH GPS). The referenced section of the NIH Grants Policy Statement, 2017 is available at:
http://grants.nih.gov/grants/policy/nihgps/HTML5/section_15/15_consortium_agreements.htm

Intellectual property rights: Normally, the awardee(s) organization retains the principal worldwide patent rights to any invention developed with United States Government support. Under Title 37 Code of Federal Regulations Part 401, the Government receives a royalty-free license for its use, reserves the right to require the patent holder to license others in certain circumstances, and requires that anyone exclusively licensed to sell the invention in the United States must normally manufacture it substantially in the United States.

Rights and obligations related to inventions created or reduced to practice as a result of this award are detailed in 35 U.S.C. 205 and 37 CFR Part 401. These inventions must be reported to the Extramural Invention Reporting and Technology Resources Branch, OPERA, NIH, 6701 Rockledge Drive, MSC 7750, Bethesda, MD 20892-7750, (301) 435-1986. For additional information, access the NIH link on the Interagency Edison web site at www.iedison.gov which includes an electronic invention reporting system, reference information and the text to 37 CFR 401.

To the extent authorized by 35 U.S.C., Section 205, the Government will not make public any information disclosing an NIH-supported invention for a 4-year period to allow the awardee organization a reasonable time to file a patent application, nor will the Government release any information that is part of that patent application.

The fee provided as part of this Notice of Grant Award is in addition to direct and facilities and administrative costs. The fee is to be drawn down from the DHHS Payment Management System in increments proportionate to the draw-down of costs.

Allowable costs conducted by for-profit organizations will be determined by applying the cost principles of Contracts with Commercial Organizations set forth in 48 CFR, Subpart 31.2.

SPREADSHEET SUMMARY

AWARD NUMBER: 5R44AG059511-04

INSTITUTION: HESPEROS, INC

Budget	Year 4	Year 5
Salaries and Wages	$290,100	$290,100
Fringe Benefits	$98,486	$98,486
Personnel Costs (Subtotal)	$388,586	$388,586
Consultant Services	$35,000	$35,000
Materials & Supplies	$220,651	$220,651
Travel	$22,000	$22,000
Subawards/Consortium/Contractual Costs	$400,000	$400,000
Publication Costs	$4,500	$4,500
TOTAL FEDERAL DC	$1,070,737	$1,070,737
TOTAL FEDERAL F&A	$413,229	$413,229
TOTAL COST	$1,483,966	$1,483,966

Facilities and Administrative Costs	Year 4	Year 5
F&A Cost Rate 1	65%	65%
F&A Cost Base 1	$635,737	$635,737
F&A Costs 1	$413,229	$413,229